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             STANDARD INDUSTRIAL /COMMERCIAL MULTI-TENANT LEASE-GROSS
                  AMERICAN INDUSTRIAL REAL ESTATE ASSOCIATION

1. Basic Provisions ("Basic Provisions").

         1.1 Parties: This Lease ("LEASE") dated for reference purpose only,
September 22, 2008, is made by and between Martin Investment Company, A
California Limited Partnership ("Lessor") and Raptor Networks Technology, Inc.
("Lessee"), (collectively the "Parties," or individually a "Party")

         1.2(a) Premises. That certain portion of the Building, including all improvements therein or to be provided by Lessor under the terms of this Lease, commonly known by the street address of 1508 South Grand Avenue located in the
City of Santa Ana County of Orange, State of California, with zip code
_________, as outlined on Exhibit A attached hereto ("Premises"). The "Building"
is that certain building containing the Premises and generally described as
(describe briefly the nature of the Building) an approximately 2,400 sq. ft.
industrial unit, part (13.40%) of a larger multi-tenant 18,000 sq. ft.
industrial building in addition to Lessee's rights to use and occupy the
Premises as hereinafter specified, Lessee shall have non-exclusive rights to the
Common Areas (as defined in Paragraph 2.7 below) as hereinafter specified, but shall not have any rights to the roof, exterior walls or utility raceways of the
Building to any other buildings in the Industrial Center. The Premises, the
Building, the Common Areas,, the land upon which they are located, along with all other buildings and improvements thereon, are herein collectively referred to as the "Industrial Center." (Also see Paragraph 2.)

         1.2(b) Parking: three (3) unreserved vehicle parking spaces
("Unreserved Parking Spaces"}; and two (2) reserved vehicle parking spaces
)"Reserved Parking Spaces"). (Also see Paragraph 2.6.)

         1.3 Term: --- years and six (6) months ("ORIGINAL TERM") commencing
October 1, 2008 ("Commencement Date") and ending March 31, 2009 ("Expiration
Date"). (Also see Paragraph 3)

         1.4 Early Possession: see paragraph 49 ("Early Possession Date"). (Also see Paragraphs 3.2 and 3.3)

         1.5 Base Rent: $1560.00 + Metered Water per month ("Base Rent"), payable on the first day of each month commencing October 1, 2008 (Also see
Paragraph 4).
[_] If this box is checked, this Lease provides for the Base Rent to be adjusted per Addendum ___ attached hereto.

         1.6(a). Base Rent Paid Upon Execution: $9360.00, as Base Rent for the
period October 1, 2008 - March 31, 2009

         1.6(b). Lessee's Share of Common Area Operating Expenses: thirteen &
40/100 percent (13.40%) ("Lessee's Share") as determined by [_] prorata square footage of the Premises as compared to the total square footage of the Building or [_] other criteria as described in Addendum __.

         1.7. Security Deposit: $1560.00 ("Security Deposit") (Also see
Paragraph 5).

         1.8 Permitted Use: general office space, storage and research for
Distributed Network Switching ("Permitted Use") (Also see Paragraph 6).

         1.9 Insuring Party. Lessor is the "Insuring Party." (Also see Paragraph
8).

         1.10(a) Real Estate Brokers. The following real estate broker(s)
(collectively, the "Brokers") and brokerage relationships exist in this transaction and are consented to by the Parties (check applicable boxes):

[_] _______________ represents Lessor exclusively ("Lessor's Broker"); [_]
_______________ represents Lessee exclusively ("Lessee's Broker"); or [X] MARTIN
ASSOCIATES BROKERAGE represents both Lessor and Lessee ("Dual
    Agency"). (Also see Paragraph 15)

         1.10(b) Payment to Brokers. Upon the execution of this Lease by both
Parties, Lessor shall pay to said Broker(s) jointly, or in such separate shares as they may mutually designate in writing, a fee as set forth in a separate written agreement between Lessor and said Broker(s) (or in the event there is no separate written agreement between Lessor and said Broker(s), the sum of $____)
for brokerage services rendered by said Broker(s) in connection with this transaction.

         1.11 Guarantor. The obligations of the Lessee under this Lease are to be guaranteed by ___________________ ("Guarantor"). (Also see Paragraph 37)

         1.12 Addenda and Exhibits. Attached hereto is an Addendum or Addenda consisting of Paragraphs 49 through 53 and Exhibits A through B, all of which constitute a part of this Lease.

2. Premises, Parking and Common Areas.

         2.1. Letting. Lessor hereby leases to Lessee, and Lessee hereby leases from Lessor, the Premises, for the term, at the rental, and upon all of the terms, covenants and conditions set forth in this Lease. Unless otherwise provided herin, any statement of square footage set forth in this Lease, or that may have been used in calculating rental and/or Common Area Operating Expenses, in an approximation which Lessor and Lessee agree is reasonable and the rental and Lessee's Share (as defined in Paragraph 1.6(b)) based thereon is not subject to revision whether or not the actual square footage is more or less.

         2.2 Condition. Lessor shall deliver the Premises to Lessee clean and free of debris on the Commencement Date and warrants to Lessee that the existing plumbing, electrical systems, fire sprinkler system, lighting, air conditioning and heating systems and loading doors, if any, in the Premises, other than those constructed by Lessee, shall be in good operating condition on the Commencement
Date., If a non-compliance with said warranty exists as of the Commencement
Date, Lessor shall, except as otherwise provided in this Lease, promptly after receipt of written notice form Lessee setting forth with specificity the nature and extend of such non-compliance, rectify same as Lessor's expense. If Lessee does not give Lessor written notice of a non-compliance with this warranty within thirty (30) days after the Commencement Date, correction of that non-compliance shall be the obligation of Lessee at Lessee's sole cost and expense.

          2.4 Acceptance of Premises. Lessee hereby acknowledges: (a) that it has been advised by the Lessor to satisfy itself with respect to the condition of the Premises including but not limited to the electrical and fire sprinkler systems, security, environmental aspects, seismic and earthquake requirements, and compliance with the Americans with Disabilities Act and applicable zoning, municipal, county, state and federal laws, ordinances and regulation and any covenants or restrictions of record (collectively, "Applicable Laws") and the present and future suitability of the Premises for Lessee's intended use; (b)
that Lessee has made such investigation as it deems necessary with reference to such matters, is satisfied with reference thereto, and assumes all responsibility therefore as the same relate to Lessee's occupancy of the
Premises and/or the terms of this Lease; and (c) that neither Lessor, nor any of
Lessor's agents has made any oral or written representations or warranties with respect to said matters other than as set forth in this Lease.

          2.5 Lessee as Prior Owner/Occupant. The warranties made by Lessor in the Paragraph 2 shall be of no force or effect if immediately prior to the date set forth in Paragraph 1.1 Lessee was the owner or occupant of the Premises. In such event, Lessee shall, at Lessee's sole cost and expense, correct any non-compliance of the Premises with said warranties.